UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

Valcom, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28416	58-1700840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2113A Gulf Boulevard, Indian Rocks Beach, FL 33785
(Address of principal executive offices and zip code)

(727) 953-9778
(Registrant’s telephone number, including area code)

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 6, 2009, Valcom, Inc. (“the Company” or “Valcom”) entered into a Memorandum of Understanding (“MOU”) dated February 5, 2009, between the Company and Jeremiah’s International Trading Co. Inc. (“AAN”), whereby the Company agreed to purchase all of the issued and outstanding stock of AAN from Jeremiah Hartman, President and Chief Executive Officer of AAN and Keevy McAlavy, Vice President of AAN.  In consideration for the purchase of 100% of the issued and outstanding stock of AAN, the Company agreed to pay (i) an aggregate purchase price of $4,000,000 in cash, to be paid in four equal installments, and (ii) the greater of 25,000,000 shares of common stock or 51% of the issued and outstanding common stock of the Company.

Pursuant to the MOU, Mr. Hartman and Mr. McAlavy shall receive positions on the Company’s board of directors and will continue as President and Vice President, respectively, of AAN.  The Company also agreed to raise additional funds for expansion of AAN operations.

Item 8.01  Other Events.

On February 11, 2009, the Company issued a press release announcing the execution of the MOU.  A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Memorandum of Understanding by and between Valcom, Inc. and Jeremiah’s International Trading Co. Inc.
99.1	Press release dated February 11, 2009, issued by Valcom, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valcom, Inc.

By:	/s/ Vince Vellardita
Vince Vellardita
Chief Executive Officer

Date: February 12, 2009

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